EXHIBIT 23.4

                      Consent of McFarland Dewey & Co., LLC

                                                     February 2, 2001

Board of Directors
Mediconsult.com, Inc.
560 White Plains Road, 4th Floor
Tarrytown, NY 10591


         We hereby consent to the inclusion of our opinion dated January 9, 2001 in the joint proxy statement/prospectus of Andrx Corporation, which is a part of the Registration Statement on Form S-4 being filed with the Securities and Exchange Commission on February 2, 2001, and to the references to such opinion in such joint proxy statement/prospectus. In executing this consent, we do not admit or acknowledge that McFarland Dewey & Co., LLC is within the class of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.



                                      Very truly yours,

                                      McFarland Dewey & Co., LLC



                                      by:   /s/Benjamin W. McCleary,
                                            ------------------------------------
                                           Benjamin W. McCleary, Member